SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 17, 2000




                            MERCHANTONLINE.COM, INC.
              ----------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



FLORIDA                            0-22607                       84-1233073
-------                            -------                       ----------
STATE OR OTHER                  (COMMISSION                     (IRS EMPLOYER
JURISDICTION OF                 FILE NUMBER)                 IDENTIFICATION NO.)
                                IN COMPANY)



                            1600 SOUTH DIXIE HIGHWAY
                            BOCA RATON, FLORIDA          33432
                 -------------------------------------- --------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (561) 395-3585


                  ---------------------------------------------
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On November 30, 1999, the Company entered into a Merger Agreement with Approve.net, Inc., a California corporation and its shareholders, Kim Wilson, Jim Terhune, and Vince Mazziotti. Pursuant to the merger, all of the outstanding shares of Approve.net were exchanged for 2,000,000 shares of the Company's common stock. The Company also entered into three year employment agreements with the three key employees, Don Hughes, Jim Terhune, and Vince Mazziotti. The Merger was completed on January 7, 2000.

         Approve.net is an Internet e-commerce company which implements the acceptance of credit cards for payment of goods and services to Internet merchants. It provides its customers with an online system by which they can tailor the payment system to the needs of their sites, including the maintenance of password protected web pages, and comprehensive back office accounting and reporting. The Company has been working with Approve.net to provide certain of its processing services.

         The acquisition includes Approve.net's subsidiary, ChargeSolutions.com, another San Diego-based Internet payment processor and developer of CS-VPOS payment processing software used by many Internet payment processors.

ITEM 5.  OTHER EVENTS

         The Company previously announced that its two principal shareholders had agreed to convert a portion of their shares to Series A Preferred Stock. This transaction has not yet been implemented. Based on discussions with its current financial advisors, the Company and these shareholders have determined not to convert their shares of common stock into preferred stock. As a result no shares of Series A Preferred Stock have been issued. There are currently 23.1 million shares of common stock outstanding.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)     Financial Statements of Businesses Acquired.

          The required audited financial statements of Approve.net. will be filed within the required time period.

(b)     Pro Forma Financial Information.

          The required pro forma financial statements will be filed with the audited financial statements.

(c)     Exhibits.

         2.5 MERGER AGREEMENT (the "Agreement"), dated as of November 30, 1999, by and among Approve.net, Inc., a California corporation, (the "Company"), Kim Wilson, Jim Terhune and Vince Mazziotti, being the sole holders of all of the outstanding shares of capital stock of the Company, and MerchantOnline.com, Inc.

         10.1     Employment     Agreement     between     Don     Hughes    and
                  Merchantonline.com, Inc. dated August 1, 1999

         10.2     Employment     Agreement     between     Jim    Terhune    and
                  Merchantonline.com, Inc. dated August 1, 1999

         10.3     Employment    Agreement    between    Vince    Mazziotti   and
                  Merchantonline.com dated February 1, 2000


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            MERCHANTONLINE.COM, INC.



Date:  January 17, 2000     By: /s/ TAREK KIRSCHEN
                            -----------------------------------
                            Tarek Kirschen, President


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